Exhibit 24

POWER OF ATTORNEY OF AGENT STATUTORY FORM POWER OF ATTORNEY GENERAL 1. DESIGNATION OF AGENT. I, FREDERICK J. MANCHESKI, of Las Vegas, Nevada, the undersigned, being of sound mind, do hereby designate and appoint: Name: PHILIP M. HALPERN Address: One North Lexington Avenue, White plains, NY 10601 A Telephone Number: (914)-684-6800 as my agent ("Agent") to make decisions for me and in my name, place and stead and for my use and benefit and to exercise the powers as authorized in this document. 2. OTHER POWERS OF ATTORNEY. This Power of Attorney is intended to, and does, revoke any prior Power of Attorney for financial matters I have previously executed. 3. NOMINATION OF GUARDIAN. If, after execution of this Power of Attorney, incompetency proceedings are initiated either for my estate or my person, I hereby nominate as my guardian or conservator for consideration by the court my agent herein named, in the order named. 4. GRANT OF GENERAL AUTHORITY. I grant my Agent and any successor Agent(s) general authority to act for me with respect to the following subjects: (Initial each subject to be included in the agent's general authority. If you wish to grant general authority over all of the subjects you may initial "All Preceding Subjects" instead of initialing each subject) Real Property Tangible Personal Property Stocks and Bonds Commodities and Options Banks and Other Financial Institutions Safe Deposit Boxes Operation of Entity or Business Insurance and Annuities Estates, Trusts and other Beneficial Interests Legal Affairs, Claims and Litigation Personal Maintenance Benefits from Governmental Programs or Civil or Military Service Retirement Plans Taxes [INITIALS FJM] All Preceding Subjects 5. LIMITATION OF AGENT'S AUTHORITY. An Agent that is not my spouse MAY NOT use my property to benefit the agent or a person to whom the Agent owes an obligation of support unless I have included that authority in the Special Instructions. LAW OFFICES OF OSHINS & ASSOCIATES, LLC WWW.OSHINS.COM 6. SPECIAL INSTRUCTIONS OR OTHER ADDITIONAL AUTHORITY GRANTED TO AGENT: 7. DURABILITY AND EFFECTIVE DATE, This Power of Attorney shall not be affected by my subsequent disability or incapacity. [INITIALS FJM] (initials) 8. THIRD PARTY PROTECTION. Third parties may rely upon the validity of this Power of Attorney or a copy and the representations of my Agent as to all matters relating to any power granted to my Agent, and no person or agency who relies upon the representation of my agent, or the authority granted by my Agent, shall incur any liability to me or my estate as a result of permitting my Agent to exercise any power unless a third party knows or has reason to know this Power of Attorney has terminated or is invalid. 9. RELEASE OF INFORMATION. I agree to, authorize and allow full release of information, by any government agency, business, creditor or third party who may have information pertaining to my assets or income, to my Agent named herein. 10. SIGNATURE AND ACKNOWLEDGMENT. I hereby sign my name to this Power of Attorney for Financial Matters on May 10, 2012 at CAPTIVA, Florida /s/ FREDERICK J . MANCHESKI FREDERICK J . MANCHESKI STATE OF FLORIDA ) ss.: COUNTY OF LEE On May 10, 2012, before me, Gwendolyn M Morris, a Notary Public, personally appeared Fredrick J Mancheski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person executed the instrument. WITNESS my hand and official seal. Gwendolyn M Morris, a Notary Public GWENDOLYN M MORRIS Notary Public – State of Florida My Comm. Expires May 17, 2014 Commission # DD 992505 Bonded Through National Notary Assn. LAW OFFICES OF OSHINS & ASSOCIATES, L L C WWW.OSHINS.COM